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                                                                       Exhibit 2

                      NEW ENGLAND VARIABLE ANNUITY FUND I

                                   *********

                   AMENDED AND RESTATED RULES AND REGULATIONS
                           Effective October 23, 1996

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                              ARTICLE I.  GENERAL
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Section 1.  Name.  The name of this separate investment account shall be New
            ----
England Variable Annuity Fund I (the "Fund"). The name of the Fund has been selected by Metropolitan Life Insurance Company (the "Company"), whose subsidiary, New England Life Insurance Company ("NELICO"), owns such name, and may be used by the Fund only with the consent of NELICO and the Company, which reserve the right in their discretion to withdraw such consent at any time. In the event that such consent is withdrawn, the Fund shall adopt some other name which shall not include the phrase "New England" as a part thereof. The use of said name by the Fund shall in no way prevent the Company or NELICO, or any other separate investment account thereof, or any company affiliated with the Company or NELICO, or any investment company for which NELICO's subsidiary, New England Securities Corporation, or any other direct or indirect subsidiary of the Company, acts as distributor, from using as part of or in connection with its name, the phrase "New England," with any other words or symbols, in connection with any other entity or business, whether or not competitive with the Fund.

Section 2.  Office.  The office of the Fund shall be at the home office of
            ------
NELICO, 501 Boylston Street, Boston, Massachusetts.

Section 3.  Purpose.  The Fund was initially established in accordance with
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Massachusetts law as a separate investment account of New England Mutual Life
Insurance Company, which merged with and into the Company on August 30, 1996; following such merger the Fund operates under New York law as a separate investment account of the Company within which assets attributable to certain variable annuity contracts issued by the Company are set aside, held and invested for the sole benefit of the Contractholders and other persons entitled to payments under such contracts. Such assets shall be part of the assets of the Company but shall not be chargeable with liabilities arising out of any other business conducted by the


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Company and the income and realized and unrealized capital gains or losses of the Fund shall be credited to or charged against the Fund without regard to other income and capital gains or losses of the Company.

        Assets may also be transferred to the Fund by the Company from its general assets for any legitimate purpose consistent with applicable law and such assets (other than those transferred to the Fund in order to support obligations of the Company under the variable annuity contracts) shall not be attributable to such variable annuity contracts but shall stand to the credit of the Company; provided that immediately following any such transfer the value of such assets (other than those transferred to the Fund in order to support obligations of the Company under the variable annuity contracts) shall not exceed the greater of $200,000 or 5% of the total assets of the Fund. The withdrawal of assets so placed in the Fund by the Company shall be at its sole discretion, subject to applicable law and to the terms of any undertaking it may make in connection with the registration of the Fund under the Investment Company Act of 1940.

Section 4.  Alteration of Classification.  The Fund is registered and qualified
            ----------------------------
as an open-end management investment company under the Investment Company Act of 1940. The Fund reserves the right to terminate such registration under the Act, to the extent permitted by law, or to reorganize and qualify as a unit investment trust under such Act upon approval of a majority of all votes entitled to be cast at any meeting of the owners of contracts which depend in whole or in part on the investment performance of the Fund (the "Contractholders"), provided that: (1) such reorganization will not result in any expense chargeable to, or the imposition of any tax upon, the assets of the Fund or the Contractholders or other payees under the contracts; and (2) the assets of the unit investment trust will be shares of an open- end management company sponsored by or affiliated with the Company and having the same investment objectives as the Fund, except to the extent otherwise approved by a majority of the votes entitled to be cast at any meeting of the Contractholders.

                         ARTICLE II.  BOARD OF MANAGERS
                                      -----------------

Section 1.  Election.  A Board of Managers, composed of not more than fifteen
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nor less than three Managers, shall be elected at each meeting of
Contractholders called for the purpose of electing Managers. The number of Managers shall be fixed by vote of the meeting at which they are elected, but the Contractholders or the Managers may, at any subsequent meeting held for the purpose, increase (within the limits above specified) the number of Managers as so fixed and (a) in the case of the Contractholders, elect new Managers to complete the number

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so fixed, and (b) in the case of the Managers, fill the vacancy so created in accordance with Section 6 of this Article II. No Manager need be a Contractholder. The Managers shall hold office until the next meeting of the Contractholders called for the purpose of electing Managers and until their successors are elected and qualified, or until a Manager sooner dies, resigns, is removed or becomes disqualified.

Section 2.  Meetings.  Regular meetings of the Board of Managers may be held
            --------
without call or notice at such places and at such times as the Board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Managers. Special meetings of the Managers may be held at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board of Managers or any two or more members of the Board of Managers, sufficient notice thereof being given to each member by the Secretary or by the person or persons calling the meeting. It shall be sufficient notice to a member to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any member if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any member who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. The Chairman of the Board of Managers shall preside at all meetings of the Board at which he is present, and if he is not present, one of the members present shall be designated to act as presiding officer.

Section 3.  Quorum.  A majority of the members of the Board of Managers in
            ------
office shall constitute a quorum for the transaction of business at any meeting of the Board. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by applicable law or these Rules and Regulations. Except as otherwise required by applicable law, any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting if a written consent thereto is signed by all the Managers and such written consent is filed with the records of the meetings of the Managers. Such consent shall be treated for all purposes as a vote at a meeting.

Section 4.  Officers.  From time to time as the Board of Managers shall
            --------
determine, the Board of Managers shall elect one of its members to act as Chairman of the Board of Managers to hold office until his successor is elected and qualified.

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        As such meeting as they elect a Chairman, the Board of Managers shall also elect a Secretary and one or more Assistant Secretaries to the Board, who may or may not be members of the Board of Managers. The Secretary shall have the power to keep and certify the minutes of the meetings of the Contractholders and the Board of Managers and portions thereof and all other duties and powers provided for in these Rules and Regulations or designated by the Board of Managers. In the absence of the Secretary, an Assistant Secretary shall perform such duties and have such powers and, in the absence of the Secretary and any Assistant Secretary, a temporary Secretary may be designated by the Board of Managers to perform such duties and have such powers. The Board of Managers may appoint such other officers as it may from time to time deem appropriate. The Chairman of the Board of Managers, the Secretary and such other officers shall have and perform such duties and have such other powers as the Board of Managers shall designate from time to time.

Section 5.  Resignations and Removal.  Any member of the Board of Managers or
            ------------------------
the Secretary to the Board or any other officer may resign at any time by delivering his resignation in writing to the Chairman of or Secretary to the Board of Managers or to a meeting of the Board of Managers. Such resignation shall be effective upon receipt unless specified to be effective at some other time. A Manager (including persons elected by the Managers to fill vacancies in the Board of Managers) may be removed from office (a) with or without cause by the vote of a majority of all votes entitled to be cast at a meeting of Contractholders or (b) for cause by a majority of the Managers then in office. The Board of Managers may remove any officer elected by them with or without cause by the vote of a majority of the Managers then in office. A Manager or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No Manager or officer resigning or removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

Section 6.  Vacancies.  No person shall serve as a member of the Board of
            ---------
Managers unless duly elected to that office by the Contractholders, except that whenever any vacancy shall occur in the Board of Managers by death, resignation or otherwise (including by an increase in the size of the Board of Managers), the Board of Managers may appoint a person to fill such vacancy by a vote of a majority of all the remaining members of the Board, with the person so appointed to hold office until the next meeting of the Contractholders called for the purpose of electing Managers and until his successor is elected and qualified (unless he sooner dies, resigns, is removed or becomes disqualified) if, immediately after filling such vacancy, at least two-thirds of the members of the Board of Managers then holding office shall have been elected by the Contractholders. In the event that at any time less than a majority of the Board

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have been so elected, the Board of Managers shall forthwith cause to be held as promptly as possible, and in any event within sixty days, a meeting of the Contractholders for the purpose of electing members to fill the existing vacancies in the Board of Managers. The Board of Managers may fill any vacancy occurring in the office of Chairman of the Board or Secretary to the Board. Except as otherwise provided by law, the Board of Managers shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in their number.

Section 7.  Powers and Duties of Board of Managers.  Subject to applicable law,
            --------------------------------------
the Board of Managers shall have the following powers, responsibilities and duties:

        a. To select an independent accountant at a meeting held within thirty days before or ninety days after the beginning of the fiscal year, provided such selection is made by the vote, cast in person, of a majority of those members of the Board of Managers of the Fund who are not interested persons of the Fund or affiliated persons of the Company; and to fill any vacancy due to the death or resignation of such accountant, by the vote of a majority of those members of the Board of Managers who are not interested persons of the Fund or affiliated persons of the Company, cast in person at a meeting called for the purpose of voting on such action.

        b. To approve an initial or amended distribution agreement for the Fund and to approve the continuance of such an agreement, provided that the terms of any such agreement and any renewal thereof shall also be approved by the vote of a majority of those members of the Board of Managers who are not parties to such agreement or interested persons of any party to such agreement or of the Fund or affiliated persons of the Company, cast in person at a meeting called for the purpose of voting on such approval.

        c. To approve an initial or amended agreement for investment advisory services to the Fund, subject to approval by Contractholders as provided in
Section 10 of Article V, and to approve the continuance of such an agreement, provided that the terms of any such agreement and any renewal thereof shall also be approved by vote of a majority of those members of the Board of Managers who are not parties to such agreement or interested persons of any party to such agreement or of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

        d. To recommend from time to time any changes deemed appropriate in the fundamental investment policies of the Fund for submission to the Contractholders at their next

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meeting, and to make such changes in those investment policies of the Fund not requiring approval by the Contractholders as the Board deems appropriate.

        e. To review periodically the investment portfolio of the Fund to ascertain that it is being managed in accordance with the investment objectives and policies of the Fund and the interests of the Contractholders, and to take such corrective action as may be necessary.

        f. To enter into agreements and take any and all actions necessary or appropriate in the judgment of the Board of Managers in connection with the operation and management of the Fund and its assets, including such actions as are necessary or appropriate to comply with any applicable federal or state statutes or rules.

Section 8.  Committees.  The Board of Managers may elect by vote of a majority
            ----------
of the whole Board two or more of its members to constitute an Executive Committee, which committee shall, except as otherwise required by applicable law, have and may exercise when the Board is not in session any or all powers of the Board of Managers in the management of the business and affairs of the Fund.

        The Board of Managers likewise may appoint from its number other committees from time to time, determine the number (but not less than two) composing such committees, and specify the functions to be performed by such committees.

        Each committee may make rules for the notice and conduct of its meetings and the keeping of the records thereof. The term of any member of any committee shall be fixed by the Board of Managers.

               ARTICLE III.  FEES OF MEMBERS OF BOARD AND OTHERS
                             -----------------------------------

        The Board of Managers shall have power to fix and determine the fee or fees to be paid to members of the Board of Managers or to any officers or other persons elected by the Board of Managers or by the Contractholders, on account of services to the Fund, except that members and officers of the Board of Managers of the Fund who are also officers, directors or employees of the Company or any company affiliated with the Company shall not be entitled to any fee. Any fees so fixed and determined by the Board of Managers shall be subject to revision or amendment by the Contractholders.

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                          ARTICLE IV.  INDEMNIFICATION
                                       ---------------

        The Fund shall indemnify each of the members of its Board of Managers and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a member or officer or by reason of his being or having been such a member or officer, except with respect to any matter as to which he shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and except that no member or officer shall be indemnified against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees, so incurred by any such member or officer may be paid by the Fund in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

        As to any matter disposed of by a compromise payment by such member or officer, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Fund, after notice that it involves such indemnification, (a) by a disinterested majority of the members of the Board of Managers then in office; or (b) by a majority of the disinterested members of the Board of Managers then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Board of Managers, provided that in the case of approval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such member or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and that such indemnification would not protect such member or officer against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or (d) by the Contractholders holding a

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majority of the votes at the time entitled to vote for members of the Board of
Managers, exclusive of the votes of any interested member or officer. Approval by the Board of Managers pursuant to clause (a) or (b) or by any disinterested person or persons pursuant to clause (c) of this paragraph shall not prevent the recovery from any officer or member of any amount paid to him in accordance with either of such clauses as indemnification if such officer or member is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund or to have been liable to the Fund or its Contractholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any member or officer of the Board of Managers may be entitled. As used in this Article, the terms "member" and "officer" include their respective heirs, executors and administrators, and an "interested" member or officer is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending, and a "disinterested person" is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending. Nothing contained in this Article shall affect any rights to indemnification to which Fund personnel other than members and officers may be entitled by contract or otherwise under law.

                    ARTICLE V.  MEETINGS OF CONTRACTHOLDERS
                                ---------------------------

Section 1.  Time and Place of Meetings.  Meetings of the Contractholders may be
            --------------------------
called by the Chairman of the Board of Managers or by a majority of the Board of Managers to be held at such times and places as he or they may determine.

Section 2.  Notice of Meeting.  A written notice stating the place, day and hour
            -----------------
of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each Contractholder who is such as of the record date for the meeting and no business shall be transacted at the meeting except matters coming within such purpose. Such notice shall be mailed to the Contractholder's address as it appears upon the records of the Company not less than twenty days nor more than ninety days prior to the day of such meeting. Only persons owning a contract on the record date will be entitled to vote at such meeting. Notice of any adjourned meeting shall not be required. No call or notice of any meeting of Contractholders need be given to a Contractholder if a written waiver of notice, executed before or after the

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meeting by such Contractholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

Section 3.  Record Date.  The record date for any meeting of the Contractholders
            -----------
shall be such date within ninety days of the date of the meeting as is determined by the Board of Managers.

Section 4.  Quorum.  Forty per cent (40%) of all votes which may be cast by
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Contractholders represented either in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the Contractholders.
If a quorum shall not be present, a majority of the votes represented may adjourn the meeting to some later time. When a quorum is present, the vote of a majority of the votes represented in person or by proxy shall determine any question, except as may be otherwise provided by these Rules and Regulations or by law. "A majority of the votes entitled to be cast" by the Contractholders, when required by these Rules and Regulations, means (a) 67% or more of the votes present (in person or by proxy) and entitled to be cast at a meeting if Contractholders entitled to more than 50% of the outstanding votes of the Fund are present (in person or by proxy); or (b) more than 50% of all votes which are entitled to be cast, whichever is less.

Section 5.  Order of Business.  The Chairman of the Board of Managers shall act
            -----------------
as Chairman of each meeting of the Contractholders, and in his absence the Chairman of the meeting shall be such person as may be designated for such purpose by the Chairman of the Board of Managers. The order of business at the meeting shall be determined by the Chairman.

Section 6.  Proxies.  A Contractholder entitled to vote may vote either in
            -------
person or by proxy duly executed in writing by the Contractholder. A proxy for any meeting shall be valid for any adjournment of such meeting.

Section 7.  Voting.  The number of votes which a Contractholder may cast shall
            ------
be determined as of the record date for the meeting. Prior to the commencement of annuity payments, i.e. during the accumulation period under a deferred variable annuity contract, the number of votes which a Contractholder may cast shall be equal to the number of Accumulation Units standing to the credit of his contract. After annuity payments under a deferred or immediate variable annuity contract have begun, i.e. during the annuity period, the number of votes which a Contractholder may cast shall be equal to (i) the amount of assets established in the Fund to meet the obligation for future payments under variable options elected under the contract, divided by (ii) the value of an Accumulation Unit.

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        During the accumulation period, the Contractholder will have the sole right to cast all votes attributable to his contract, subject to the following provisions. An annuitant who is an employee covered by a contract issued in connection with an "H.R. 10" plan shall have the right to instruct the Contractholder as to how all votes attributable to that contract shall be cast. An annuitant who is an employee covered by a contract issued in connection with a "corporate pension plan" shall have the right to instruct the Contractholder as to how the latter shall cast all votes attributable to purchase payments (if any) made by the annuitant and, to the extent authorized by the terms of the plan, any additional votes under the contract. An annuitant who is an employee covered by a contract issued pursuant to Section 403(b) of the Internal Revenue Code shall be deemed to be the Contractholder for purposes hereof. All other votes during the accumulation period may be cast by the Contractholder in its sole discretion.

        During the annuity period, the Contractholder shall have the sole right to cast all votes attributable to his contract, provided, however, that the annuitant or other payee shall have the right to instruct the Contractholder with respect to all votes attributable to the amount of assets established in the Fund to meet the obligations for future payments related to such annuitant or other payee.

        Each Contractholder shall cast the votes with respect to which instructions from annuitants or other payees have been received in accordance with such instructions; and votes with regard to which annuitants or other payees were entitled to instruct the Contractholder but for which the Contractholder has received no instructions shall be cast by the Contractholder for or against each proposal to be voted upon only in the same proportion as votes for which instructions have been received. If no one is entitled to instruct the Contractholder, or if a Contractholder receives no instructions, all votes which such Contractholder is entitled to cast may be cast at the Contractholder's sole discretion.

        Each annuitant or other payee having the right to instruct the Contractholder with respect to any votes shall receive a notice of that right and of the number of votes to which such right is applicable. All notices and proxy materials will be provided by the Company to the Contractholders, including such number thereof as are necessary to enable the Contractholder to distribute copies thereof to all such annuitants and other payees. Neither the Fund nor the Company shall be under a duty to inquire as to the instructions received or the authority of the Contractholder to cast votes. Except as the Fund or the Company has actual knowledge to the contrary, the votes cast by the Contractholders shall be valid and effective as they affect the Fund, the Company and any others having voting rights with respect to the Fund.

        For purposes of these Rules and Regulations, the Company shall be deemed a Contractholder with respect to and shall be entitled to cast the votes attributable to assets in the Fund not attributable to variable annuity contracts, provided that the Company's votes shall be cast only in the same manner and proportion in which all other votes are cast.

        Cumulative voting for members of the Board of Managers is not authorized.

Section 8.  Tellers.  The Chairman shall appoint at least two tellers to
            -------
receive, count and report all ballots cast at every meeting of Contractholders and he may also appoint a committee on qualifications and proxies to inquire and report to the meeting what Contractholders are present, duly qualified or properly represented. If the right of any person to vote is questioned, the Chairman of the meeting shall upon receiving the report of the committee on qualifications and proxies determine his said right, subject to an appeal from such decision to the meeting.

Section 9.  Voting Authority.  Subject to applicable law, the Contractholders
            ----------------
shall have authority, at any meeting called for that purpose, to:

        a. Determine the number of and elect members of the Board of Managers of the Fund, and fill vacancies in the Board when such action is required under applicable law;

        b. Remove any member of the Board of Managers of the Fund or any officer elected or appointed by the Board;

        c. Ratify the selection of an independent public accountant for the Fund, and terminate the employment of such independent public accountant;

        d. Approve an initial or amended agreement for investment advisory services for the Fund, approve the continuance of such an agreement in the absence of approval of such continuance by the Board of Managers of the Fund and terminate such agreement;

        e. Approve an initial or amended distribution agreement for the Fund and approve the continuance of such an agreement, in the absence of approval of such agreement or its continuance by the Board of Managers of the Fund; and

        f. Authorize changes in the fundamental investment policies of the Fund.

        Action with respect to the matters referred to in paragraphs (b), (d),
(e), and the second clause of paragraph (c) shall be by vote of a majority of the votes entitled to be cast.

                ARTICLE VI.  VALUATION OF THE ASSETS OF THE FUND
                             -----------------------------------

Section 1.  Valuation of Assets.  In determining the total value of the assets
            -------------------
of the Fund on any valuation date, securities shall be taken at their market value and all other assets at fair value, determined as follows:

        (1) The market value of each security that is traded on a national securities exchange shall be determined by the price of the last reported sale of such security on any of said exchanges on the valuation date. In case there has been no such sale of such security on such day, and for any security not traded on a national securities exchange, the market value shall be taken to be the last reported bid price on the valuation date.

        (2) The market value of each security for which market quotations are not readily available shall be determined by any method which may be selected by the Board of Managers.

        (3) Dividends declared but not yet received and rights in respect of securities quoted ex-dividends or ex-rights shall be included at the fair value thereof as determined by any method which may be selected by the Board of Managers, which may, but need not be, the fair value so determined on the day the particular securities are first quoted ex-dividends or ex-rights.

        (4) The fair value of any other assets of the Fund (or the value of any of the assets mentioned in paragraphs (1), (2) or (3) in situations not covered thereby or in the event of the closing of the New York Stock Exchange or any other circumstances determined by the Board of Managers to make other methods of valuation advisable) shall be determined by any method which may be selected by the Board of Managers.

        (5) Whenever value or market prices or any other matters are to be determined hereunder by any method which may be selected by the Board of Managers, the method selected shall be in accordance with generally accepted accounting principles.

Section 2.  Determination Binding.  Any determination made in good faith and, so
            ---------------------
far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Managers, as to the amount of assets, debts, obligations, or liabilities of the Fund, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or bid or asked price of any security owned or held by the Fund, as to the market value of any security or fair value of any other asset of the Fund, as to the estimated expense to the Fund in connection with purchases of assets, as to the ability to liquidate securities in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or acquisition or disposition of securities of the Fund, shall be final, conclusive and binding. The foregoing sentence shall not be construed to protect any member of the Board of Managers or officer or agent of the Fund against any liability to the Fund or Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or agency; nor shall the foregoing sentence be construed as a waiver of compliance with any provisions of the Investment Company Act of 1940 (including, without limitation, the provisions of Section 47(a) thereof) or with any rule, regulation, or order promulgated under said Act. Nothing in this section is to be construed to give the Board of Managers any control or authority over the determination of liabilities under the variable annuity contracts.

                           ARTICLE VII.  FISCAL YEAR
                                         -----------

        The fiscal year of the Fund shall begin on January 1 and end on December 31.

                           ARTICLE VIII.  AMENDMENTS
                                          ----------

        These Rules and Regulations may be altered, amended or repealed at any meeting of the Contractholders called for the purpose, of which the notice shall specify the general purport of the proposed alteration, amendment or repeal and of the articles to be affected thereby, by vote of the Contractholders. These Rules and Regulations may also be altered, amended or repealed by vote of a majority of the Board of Managers then in office, except with respect to any provision which by law or these Rules and Regulations requires action by the Contractholders. Action by the Contractholders shall be required to amend, alter or repeal Article IV or to amend, alter or repeal this Article VIII so as to increase the power of the

Board of Managers or reduce the power of the Contractholders to amend, alter or repeal these Rules and Regulations. Any provision of these Rules and Regulations adopted by the Board of Managers may be amended or repealed by the Contractholders in the above manner.

                                      -14-